Exhibit 99.1

For Immediate Release

Encore Capital Group Announces Third Quarter 2010 Financial Results

Net Income Reaches $12.3 Million; Gross Collections Increase 25% to $157.4 Million

SAN DIEGO, October 26, 2010 /PRNewswire-FirstCall/ – Encore Capital Group, Inc. (Nasdaq: ECPG), a leading distressed consumer debt buying and recovery company, today reported consolidated financial results for the third quarter ended September 30, 2010.

For the third quarter of 2010:

•	Gross collections were $157.4 million, a 25% increase over the $125.7 million in the same period of the prior year.

•

Investment in receivable portfolios was $77.9 million, to purchase $2.6 billion in face value of debt, compared to $77.7 million, to purchase $2.2 billion in face value of debt in the same period of the prior year. Available capacity under the revolving credit facility, subject to borrowing base and applicable debt covenants, was $81.0 million as of September 30, 2010. Total debt, consisting of the revolving credit facility, senior secured notes and capital lease obligations, was $334.9 million as of September 30, 2010, an increase of 11% from $303.1 million as of December 31, 2009.

•

Revenue from receivable portfolios, net was $93.8 million, a 23% increase over the $76.4 million in the same period of the prior year. Revenue recognized on receivable portfolios, as a percentage of portfolio collections, excluding the effects of net portfolio allowances, remained at approximately 64%, compared to the same period of the prior year.

•	Revenue from bankruptcy servicing was $4.1 million, a 5% increase over the $3.9 million in the same period of the prior year.

•

Total operating expenses were $74.3 million, a 21% increase over the $61.5 million in the same period of the prior year. Operating expense (excluding stock-based compensation expense and bankruptcy servicing operating expenses) per dollar collected decreased to 43.9% compared to 45.4% in the same period of the prior year.

•

Adjusted EBITDA, defined as net income before interest, taxes, depreciation and amortization, stock-based compensation expense and portfolio amortization, was $89.7 million, a 28% increase over the $70.0 million in the same period of the prior year.

•	Total interest expense was $4.9 million, compared to $4.0 million in the same period of the prior year.

•	Net income was $12.3 million or $0.49 per fully diluted share, compared to net income of $9.0 million or $0.37 per fully diluted share in the same period of the prior year.

•

Tangible book value per share, computed by dividing total stockholders’ equity less goodwill and identifiable intangible assets by the number of diluted shares outstanding, was $10.72 as of September 30, 2010, a 16% increase over $9.23 as of December 31, 2009.

Encore Capital Group, Inc.

Additional Financial Information:

Certain events affected the comparability of 2010 versus 2009 quarterly results, as outlined below. For a more detailed comparison of 2010 versus 2009 results, refer to Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010.

•	In the third quarter of 2010, the Company recorded net portfolio allowances of $6.1 million, compared to $4.3 million in the same period of the prior year.

•	In the third quarter of 2010, the Company expensed $13.1 million in upfront court costs, compared to $9.7 million in the same period of the prior year.

Conference Call and Webcast

The Company will hold a conference call today at 2:00 p.m. Pacific time / 5:00 p.m. Eastern time to discuss third quarter results. Members of the public are invited to listen to the live conference call via the Internet.

To hear the presentation, log on at the Investor Relations page of the Company’s website at www.encorecapitalgroup.com. For those who cannot listen to the live broadcast, a replay of the conference call will be available shortly after the call at the same location.

Non-GAAP Financial Measures

The Company has included information concerning Adjusted EBITDA because management utilizes this information, which is materially similar to a financial measure contained in covenants used in the Company’s credit agreement, in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. The Company has included information concerning total operating expenses excluding stock-based compensation expense and bankruptcy servicing operating expenses in order to facilitate a comparison of approximate cash costs to cash collections for the debt purchasing business in the periods presented. The Company has included information concerning tangible book value per share because management believes that this metric is a meaningful measure of the equity deployed in the business. Adjusted EBITDA, operating expenses excluding stock-based compensation expense and bankruptcy servicing operating expenses, and tangible book value per share have not been prepared in accordance with generally accepted accounting principles (GAAP). These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income and total operating expenses as indicators of Encore Capital Group’s operating performance and total stockholders’ equity as an indicator of Encore Capital Group’s financial condition. Further, these non-GAAP financial measures, as presented by Encore Capital Group, may not be comparable to similarly titled measures reported by other companies. The Company has included a reconciliation of Adjusted EBITDA to reported earnings under GAAP, a reconciliation of operating expenses excluding stock-based compensation expense and bankruptcy servicing operating expenses to the GAAP measure total operating expenses, and a reconciliation of tangible book value per share to the GAAP measure total stockholders’ equity in the attached financial tables.

Encore Capital Group, Inc.

About Encore Capital Group, Inc.

Encore Capital Group is a leader in consumer debt buying and recovery. We purchase portfolios of defaulted consumer receivables from banks, credit unions, consumer finance companies, commercial retailers, auto finance companies and telecommunication companies and manage them by partnering with individuals as they repay their obligations and work toward financial recovery.

Headquartered in San Diego, we are a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock in the Russell 2000 and the Wilshire 4500. Our performance derives from our sophisticated and widespread use of analytics, our investments in data and consumer intelligence, our cost leadership position (based on our enterprise-wide, account-level cost database as well as our India facility), and our commitment to see principled intent drive every consumer interaction. More information on the Company can be found at www.encorecapitalgroup.com.

Contact:

Encore Capital Group, Inc.

Paul Grinberg (858) 309-6904

paul.grinberg@encorecapitalgroup.com

or

Ren Zamora (858) 560-3598

ren.zamora@encorecapitalgroup.com

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Financial Condition

(In Thousands, Except Par Value Amounts)

(Unaudited)

	September 30, 2010	December 31, 2009
Assets
Cash and cash equivalents	$11,531	$8,388
Accounts receivable, net	2,983	3,134
Investment in receivable portfolios, net	580,154	526,877
Deferred court costs, net	26,530	25,957
Property and equipment, net	11,599	9,427
Prepaid income tax	2,662	—
Other assets	11,784	4,252
Goodwill	15,985	15,985
Identifiable intangible assets, net	846	1,139

Total assets	$664,074	$595,159

Liabilities and stockholders’ equity
Liabilities:
Accounts payable and accrued liabilities	$20,606	$21,815
Income taxes payable	—	2,681
Deferred tax liabilities, net	16,772	16,980
Deferred revenue	4,228	5,481
Debt	334,922	303,075
Other liabilities	1,033	2,036

Total liabilities	377,561	352,068

Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.01 par value, 50,000 shares authorized, 23,905 shares and 23,359 shares issued and outstanding as of September 30, 2010 and December 31, 2009, respectively	239	234
Additional paid-in capital	112,081	104,261
Accumulated earnings	174,723	139,842
Accumulated other comprehensive loss	(530)	(1,246)

Total stockholders’ equity	286,513	243,091

Total liabilities and stockholders’ equity	$664,074	$595,159

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Income

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenue
Revenue from receivable portfolios, net	$93,822	$76,448	$268,574	$222,688
Servicing fees and other related revenue	4,145	3,938	12,962	12,179

Total revenue	97,967	80,386	281,536	234,867

Operating expenses
Salaries and employee benefits (excluding stock-based compensation expense)	16,166	14,411	48,135	43,130
Stock-based compensation expense	1,549	1,261	4,756	3,335
Cost of legal collections	33,851	26,092	91,519	84,665
Other operating expenses	9,512	6,034	27,653	18,612
Collection agency commissions	5,389	5,795	17,098	13,483
General and administrative expenses	6,982	7,280	21,286	20,074
Depreciation and amortization	816	652	2,241	1,895

Total operating expenses	74,265	61,525	212,688	185,194

Income before other (expense) income and income taxes	23,702	18,861	68,848	49,673

Other (expense) income
Interest expense	(4,928)	(3,970)	(14,346)	(12,201)
Gain on repurchase of convertible notes, net	—	—	—	3,268
Other income (expense)	148	61	250	(11)

Total other expense	(4,780)	(3,909)	(14,096)	(8,944)

Income before income taxes	18,922	14,952	54,752	40,729
Provision for income taxes	(6,632)	(5,948)	(19,871)	(16,087)

Net income	$12,290	$9,004	$34,881	$24,642

Weighted average shares outstanding:
Basic	23,947	23,225	23,793	23,177
Diluted	25,154	24,199	25,012	23,936
Earnings per share:
Basic	$0.51	$0.39	$1.47	$1.06
Diluted	$0.49	$0.37	$1.39	$1.03

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited, In Thousands)

	Nine Months Ended September 30,
	2010	2009
Operating activities:
Net income	$34,881	$24,642
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,241	1,895
Amortization of loan costs and debt discount	3,270	3,100
Stock-based compensation expense	4,756	3,335
Gain on repurchase of convertible notes, net	—	(3,268)
Deferred income tax expense	(208)	437
Excess tax benefit from stock-based payment arrangements	(2,667)	(47)
Provision for allowances on receivable portfolios, net	16,777	14,323
Changes in operating assets and liabilities
Other assets	(763)	(1,623)
Deferred court costs	(573)	625
Prepaid income tax and income taxes payable	(2,815)	11,149
Deferred revenue	(1,253)	472
Accounts payable, accrued liabilities and other liabilities	(2,900)	840

Net cash provided by operating activities	50,746	55,880

Investing activities:
Purchases of receivable portfolios, net of forward flow allocation	(242,857)	(205,378)
Collections applied to investment in receivable portfolios, net	169,896	126,019
Proceeds from put-backs of receivable portfolios	2,907	2,028
Purchases of property and equipment	(1,723)	(3,626)

Net cash used in investing activities	(71,777)	(80,957)

Financing activities:
Payment of loan costs	(6,248)	—
Proceeds from senior secured notes	50,000	—
Proceeds from revolving credit facility	111,644	85,500
Repayment of revolving credit facility	(92,144)	(41,500)
Repayment of convertible notes	(42,920)	—
Repurchase of convertible notes	—	(22,262)
Proceeds from net settlement of certain call options	524	—
Proceeds from exercise of stock options	1,773	123
Excess tax benefit from stock-based payment arrangements	2,667	47
Repayment of capital lease obligations	(1,122)	(232)

Net cash provided by financing activities	24,174	21,676

Net increase (decrease) in cash and cash equivalents	3,143	(3,401)
Cash and cash equivalents, beginning of period	8,388	10,341

Cash and cash equivalents, end of period	$11,531	$6,940

Supplemental disclosures of cash flow information:
Cash paid for interest	$7,369	$9,568
Cash paid for income taxes	$22,895	$4,859
Supplemental schedule of non-cash investing and financing activities:
Fixed assets acquired through capital lease	$2,398	$224

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Supplemental Financial Information

Reconciliation of Adjusted EBITDA to GAAP Net Income, Operating Expenses, Excluding Stock-based

Compensation Expense and Bankruptcy Servicing Operating Expenses to GAAP Total Operating Expenses, and

Tangible Book Value Per Share to GAAP Total Stockholders’ Equity

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Three Months Ended September 30,
	2010	2009
GAAP net income, as reported	$12,290	$9,004
Interest expense	4,928	3,970
Provision for income taxes	6,632	5,948
Depreciation and amortization	816	652
Amount applied to principal on receivable portfolios	63,507	49,188
Stock-based compensation expense	1,549	1,261

Adjusted EBITDA	$89,722	$70,023

	Three Months Ended September 30,
	2010	2009
GAAP total operating expenses, as reported	$74,265	$61,525
Stock-based compensation expense	(1,549)	(1,261)
Bankruptcy servicing operating expenses	(3,662)	(3,238)

Operating expenses, excluding stock-based compensation expense and bankruptcy servicing operating expenses	$69,054	$57,026

	As of September 30, 2010	As of December 31, 2009
GAAP total stockholders’ equity, as reported	$286,513	$243,091
Goodwill	(15,985)	(15,985)
Identifiable intangible assets, net	(846)	(1,139)

Tangible book value	$269,682	$225,967
Diluted shares outstanding	25,154	24,484

Tangible book value per share	$10.72	$9.23